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                                                                     EXHIBIT 3.5


                          CERTIFICATE OF INCORPORATION

                                       OF

                            MESA CAPITAL CORPORATION


                 I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby, execute this Certificate of Incorporation and do hereby certify as follows:

                 FIRST:   The name of the corporation is Mesa Capital
Corporation.

                 SECOND: The address of the corporation's registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

                 THIRD:   The purpose of the corporation is to engage in any
lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware; however, the primary purpose of the corporation is to finance the business operations of Mesa Limited Partnership and Mesa Operating Limited Partnership, two Delaware limited partnerships, and any company controlled by such partnerships.

                 FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 1,000 shares of common stock of the par value of $1.00 each.

                 FIFTH:   Cumulative voting for the election of directors shall
not be permitted.

                 SIXTH:   The number of directors of the corporation shall be
fixed by, or in the manner provided in, the bylaws.

                 SEVENTH: The corporation may enter into contracts or transact business with one or more of its directors or officers, or with any corporation, firm or association in which any of its directors or officers are shareholders, directors, officers, members, employees or otherwise interested; and no such contract or other transaction shall be void or voidable or otherwise affected by reason of such directorship or office in the corporation or such interest in such other corporation, firm or association, notwithstanding that a director or directors having such interest are present and counted in determining the existence of a quorum at a meeting of the Board of Directors of the corporation which acts upon or in reference to such contract or transaction, and notwithstanding that the vote of such director or directors shall have been necessary to authorize, approve, ratify or otherwise obligate the corporation upon such contract or transaction, provided that the fact
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of such interest shall be disclosed or otherwise made known to the Board of
Directors, or a majority thereof, at the meeting of the Board of Directors which acts upon or in reference to such contract or transaction; nor shall any director or officer be liable to account to this corporation for any profits realized by or from or through any such transaction or contract of the corporation by reason of such directorship, office or interest.

                 EIGHTH: Meetings of the stockholders may be held within or without the State of Delaware, as the bylaws of the corporation may provide. The books and records of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation. The elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

                 NINTH:   The Board of Directors is expressly authorized and
empowered to make, alter and repeal the bylaws of the corporation, subject to the power of the stockholders of the corporation to alter or repeal any bylaws made by the Board of Directors.

                 TENTH:   The corporation reserves the right at any time or
from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provision authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article.

                 ELEVENTH: The name and mailing address of the incorporator of the corporation are:

                 Name                             Address
                 ----                             -------
                 Timothy E. McGinty              3000 One Shell Plaza
                                                 Houston, Texas 77002

                 IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinbefore named, do hereby further certify that the facts hereinabove stated are truly set forth and accordingly I have hereunto set my hand this 5th day of June, 1986.



                                        ______________________________________
                                        Timothy E. McGinty





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